EXHIBIT 4.10

Popular, inc.

DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934

As of december 31, 2020

The following is a summary description of each class of securities of Popular, Inc. (the “Company”) that is registered under Section 12 of the Securities Exchange Act of 1934, as amended, consisting of (1) our Common Stock, (2) our 6.70% Cumulative Monthly Income Trust Preferred Securities and (3) our 6.125% Cumulative Monthly Income Trust Preferred Securities.

In this summary, when we refer to the “Company,” “we,” “us” or “our” or when we otherwise refer to ourselves, we mean Popular, Inc., excluding the Company’s subsidiaries, unless otherwise expressly stated or as the context requires; all references to “common stock” refer only to common stock issued by the Company and not to any common stock issued by any subsidiary.

Description of Common Stock

The following description of the Company’s Common Stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Company’s Restated Certificate of Incorporation (the “Charter”) and the Company’s Amended and Restated By-laws (the “Bylaws”), each of which is filed as an exhibit to the Annual Report on Form 10‑K of which this exhibit is a part. We encourage you to read the Charter and Bylaws and the applicable provisions of the General Corporations Act of the Commonwealth of Puerto Rico for additional information.

Authorized Capital Shares

Pursuant to the Charter, the Company’s authorized capital stock consists of 170,000,000 million shares of common stock, $0.01 par value per share (“Common Stock”), and 30,000,000 shares of preferred stock without par value (“Preferred Stock”).

Voting Rights

The holders of the Company’s Common Stock are entitled to one vote per share on all matters brought before the stockholders. The holders of the Common Stock do not have cumulative voting rights. The Charter provides that the approval of the Company’s merger, reorganization, or consolidation or the sale, lease or hypothecation of substantially all of the Company’s assets or the approval of the Company’s voluntary dissolution requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock (the minimum vote standard required by the Puerto Rico General Corporations Act). In addition, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock are required to amend the Charter.

Dividend Rights

Subject to the rights of holders of any Preferred Stock outstanding, holders of the Common Stock are entitled to receive ratably such dividends, if any, as the Company’s Board of Directors may in its discretion declare out of legally available funds.

Liquidation Rights

In the event of liquidation, holders of the Common Stock are entitled to receive pro rata any assets distributable to a stockholder with respect to the shares held by them, after payment of liabilities and such preferential amounts as may be required to be paid to the holders of the Company’s outstanding series of preferred stock and any preferred stock the Company may hereafter issue.

Other Rights and Preferences

The Company’s Common Stock has no sinking fund or redemption provisions or preemptive, conversion, exchange or call rights.

Classification of the Board of Directors

Until our existing classified Board of Directors structure is fully phased out beginning with our 2023 annual meeting of stockholders, the Charter provides that the members of the Company’s Board of Directors are divided into three classes. At the 2021 annual meeting of stockholders, one-third of the members of the Company’s Board of Directors will be elected for  a term expiring at the 2022 annual meeting of stockholders, at the 2022 annual meeting of stockholders, two-thirds of the members of the Company’s Board of Directors will be elected for  a term expiring at the 2023 annual meeting of stockholders, and thereafter directors will be elected annually. Therefore, until our 2022 annual meeting of stockholders, control of the Company’s Board of Directors cannot be changed in one year, and at least two annual meetings must be held before a majority of the members of the Company’s Board of Directors can be changed.

The Charter provides that a director, or the entire Board of Directors, may be removed by the stockholders only for cause.

The Charter and the Bylaws also provide that the affirmative vote of the holders of at least two-thirds of the combined voting power of the outstanding capital stock entitled to vote generally for the election of directors is required to remove a director or the entire Board of Directors from office for cause.

Advance Notice Requirements

The Company’s Bylaws establish advance notice procedures with respect to shareholder proposals relating to nominations or any other matter to be brought before any meetings of shareholders of the Company. These procedures provide that notice of such shareholder proposals must be timely given in writing to the Secretary of the Company prior to the meeting at which the action is to be taken. The required notice period varies depending on the timing of the proposal and the shareholders meeting to which it relates. The notice must contain certain information specified in the Bylaws and must otherwise comply with the amended and restated Bylaws.

“Blank Check” Preferred Stock

The Charter authorizes the issuance of “blank check” preferred stock, which may be issued by the Company’s Board of Directors without shareholder approval and may contain voting, liquidation, dividend and other rights superior to the Common Stock.

Listing

The Common Stock is traded on The Nasdaq Stock Market LLC under the trading symbol “BPOP”.

Description of (i) 6.70% Cumulative Monthly Income Trust Preferred Securities of Popular Capital Trust I (Fully and Unconditionally Guaranteed by Popular, Inc.) and (ii) 6.125% Cumulative Monthly Income Trust Preferred Securities of Popular Capital Trust II (Fully and Unconditionally Guaranteed by Popular, Inc.).

The following description of the Company’s 6.70% Cumulative Monthly Income Trust Preferred Securities (the “6.70% Capital Securities”) and the Company’s 6.125% Cumulative Monthly Income Trust Preferred Securities (the “6.125% Capital Securities”, and together with the 6.70% Capital Securities, the “Capital Securities”) is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to (i) the Amended and Restated Declaration of Trust and Trust Agreement dated as of August 31, 2009 (the “6.70% Trust Agreement”), among the Company, as depositor, The Bank of New York Mellon, as property trustee (the “Property Trustee”), BNY Mellon Trust of Delaware, as Delaware trustee (the “Delaware Trustee”), Jorge A. Junquera and Richard Barrios, as administrative trustees (the “Administrative Trustees”), and the several Holders (as defined therein), as amended, amended and restated or supplemented from time to time, (ii) the Amended and Restated Declaration of Trust and Trust Agreement dated as of August 31, 2009 (the “6.125% Trust Agreement”, and together with the 6.70% Trust Agreement, the “Trust Agreements”), among the Company, as depositor, the Property Trustee, the Delaware Trustee, the Administrative Trustees and the several Holders (as defined therein), as amended, amended and restated or supplemented from time to time, (iii) the Prospectus Supplement (to Prospectus dated October 9, 2003) dated as of October 27, 2003, relating to the 6.70% Capital Securities (the “6.70% Prospectus Supplement”); and (iv) the Prospectus Supplement (to Prospectus dated November 18, 2004) dated as of November 24, 2004, relating to the 6.125% Capital Securities (the “6.125% Prospectus Supplement”, and together with the 6.70% Prospectus Supplement, the “Prospectus Supplements”) each of which is incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this exhibit is a part. We encourage you to read the Trust Agreements, the Prospectus Supplements and the Delaware Statutory Trust Act and the Trust Indenture Act for more information.

The Capital Securities and the Common Securities (the “6.70% Common Securities”, and together with the 6.70 Capital Securities, the “6.70% Trust Securities”) of Popular Capital Trust I (“Trust I”), a Delaware trust, represent beneficial interests in Trust I, and the Capital Securities and the Common Securities (the “6.125% Common Securities”, and together with the 6.125% Capital Securities, the “6.125% Trust Securities”, and together with the 6.70% Common Securities, the “Trust Securities”) of Popular Capital Trust II (“Trust II”, and together with Trust I, the “Trusts”), a Delaware statutory trust, represent beneficial interests in Trust II. Trust I holds the Company’s 6.70% junior subordinated debentures (the “6.70% Debentures”), and Trust II holds the Company’s 6.125% junior subordinated debentures (the “6.125% Debentures”, and together with the 6.70% Debentures, the “Debentures”).

For clarity, wherever in this description any reference is made to the Capital Securities, Common Securities, Trust, Trust Securities, Trust Agreement, Guarantee that is or are “related” or “applicable” to (or words having similar import) one or more Debentures, such reference should be understood to mean (i) in the case of the 6.70% Debentures, the 6.70% Capital Securities, the Common Securities of Trust I, the Trust Securities of Trust I, the Trust Agreement of Trust I, and the Guarantee Agreement for Trust I (and vice versa) or (i) in the case of the 6.125% Debentures, the 6.125% Capital Securities, the Common Securities of Trust II, the Trust Securities of Trust II, the Trust Agreement of Trust II, and the Guarantee Agreement for Trust II (and vice versa).

Each holder of the 6.70% Capital Securities has a beneficial interest in Trust I but does not own any specific 6.70% Debentures held by Trust I. However, the 6.70% Trust Agreement under which Trust I operates defines the financial entitlements of the 6.70% Capital Securities in a manner that causes those financial entitlements to correspond to the financial entitlements of Trust I in the 6.70% Debentures it holds.

Each holder of the 6.125% Capital Securities has a beneficial interest in Trust II but does not own any specific 6.125% Debentures held by Trust II. However, the 6.125% Trust Agreement under which Trust II operates defines the financial entitlements of the 6.125% Capital Securities in a manner that causes those financial entitlements to correspond to the financial entitlements of Trust II in the 6.125% Debentures it holds.

The Trusts

Each Trust is a statutory trust formed under Delaware law pursuant to a Trust Agreement and the certificate of trust filed with the Delaware Secretary of State.

Each Trust exists for the exclusive purposes of:

•                issuing the Trust Securities of such Trust;

•                investing the gross proceeds of the Trust Securities of such Trust in an equivalent amount of the applicable Debentures and holding such Debentures; and

•                engaging in only those activities convenient, necessary or incidental to the activities described above.

In addition to the 6.70% Capital Securities, the 6.70% Trust Agreement authorizes Trust I to issue 6.70% Common Securities. All of the 6.70% Common Securities are directly or indirectly owned by the Company. The 6.70% Common Securities rank equally with the 6.70% Capital Securities and Trust I makes payment on the 6.70% Trust Securities pro rata, except that upon certain events of default under the 6.70% Trust Agreement relating to payment defaults on the 6.70% Debentures, the rights of the holders of the 6.70% Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of the holders of the 6.70% Capital Securities. The Company acquired 6.70% Common Securities in an aggregate liquidation amount equal to at least three percent of the total capital of Trust I.

In addition to the 6.125% Capital Securities, the 6.125% Trust Agreement authorizes Trust II to issue 6.125% Common Securities. All of the 6.125% Common Securities are directly or indirectly owned by the Company. The 6.125% Common Securities rank equally with the 6.125% Capital Securities and Trust II makes payment on the 6.125% Trust Securities pro rata, except that upon certain events of default under the 6.125% Trust Agreement relating to payment defaults on the 6.125% Debentures, the rights of the holders of the 6.125% Common

Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of the holders of the 6.125% Capital Securities. The Company acquired 6.125% Common Securities in an aggregate liquidation amount equal to at least three percent of the total capital of Trust II.

The 6.70% Trust Agreement does not permit Trust I to issue any securities other than the 6.70% Trust Securities or to incur any indebtedness. Likewise, the 6.125% Trust Agreement does not permit Trust II to issue any securities other than the 6.125% Trust Securities of Trust II or to incur any indebtedness.

Each Trust’s business and affairs are conducted by its respective trustees. The Property Trustee acts as sole trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act and also acts as trustee under the Guarantees (as defined below).

Each Trust has a term of approximately 30 years, but may be terminated earlier as provided in the Trust Agreement governing such Trust.

The Company pays all fees and expenses related to each of the Trusts.

DESCRIPTION OF THE CAPITAL SECURITIES

General

The terms of the Capital Securities of each Trust include (i) those stated in the Trust Agreement for such Trust, each as amended, amended and restated, or supplemented from time to time and (ii) those made part of each Trust Agreement by the Trust Indenture Act and the Delaware Statutory Trust Act.

The Property Trustee acts as indenture trustee for purposes of compliance with the provisions of the Trust Indenture Act with respect to each of the Trusts. The 6.70% Capital Securities and 6.125% Capital Securities each have a liquidation amount of $25.

The payment of distributions out of money held by each Trust, and payments upon redemption of the Capital Securities of such Trust or liquidation of such Trust, are guaranteed by the Company to the extent described under “Description of the Guarantees”. Each Guarantee, when taken together with the Company’s obligations under the Trust Agreement to which such Trust relates, including the Company’s obligations to pay costs, expenses, debts and liabilities of such Trust, other than with respect to the Trust Securities of such Trust, has the effect of providing a full and unconditional guarantee of amounts due on the Capital Securities of such Trust. The Property Trustee, in its role as the guarantee trustee with respect to each Trust, holds each Guarantee for the benefit of the holders of the Capital Securities of such Trust. The Guarantees do not cover payment of distributions or amounts payable on redemption or liquidation of the Capital Securities of such Trust when such Trust does not have funds on hand available to make such payments.

The Capital Securities of each Trust were issued in the form of one or more global securities deposited with The Depository Trust Company (“DTC”).

The 6.70% Capital Securities are securities of Trust I and are issued pursuant to the 6.70% Trust Agreement. Under the 6.70% Trust Agreement, Trust I holds the 6.70% Debentures for the benefit of the holders of the 6.70% Trust Securities. The 6.70% Capital Securities are limited to $300,000,000 aggregate liquidation amount. The 6.70% Capital Securities are traded on The Nasdaq Stock Market LLC under the trading symbol “BPOPN”.

The 6.125% Capital Securities are securities of Trust II and are issued pursuant to the 6.125% Trust Agreement. Under the 6.125% Trust Agreement, Trust II holds the 6.125% Debentures for the benefit of the holders of the 6.125% Trust Securities. The 6.125% Capital Securities are limited to $130,000,000 aggregate liquidation amount. The 6.125% Capital Securities are traded on The Nasdaq Stock Market LLC under the trading symbol “BPOPM”.

Distributions

Distributions on the Capital Securities of each Trust are fixed at an annual rate of (i) 6.70% of the stated liquidation amount of $25 per 6.70% Capital Security and (ii) 6.125% of the stated liquidation amount of $25 per 6.125% Capital Security. Distributions under each of the Trust Agreements are cumulative.

With respect to the 6.70% Capital Securities, distributions under the currently effective 6.70% Trust Agreement are payable monthly in arrears on the first day of each month, commencing on September 1, 2009. Distributions under the Amended and Restated Declaration of Trust and Trust Agreement dated as of October 31, 2003 (the “Initial 6.70% Trust Agreement”) were payable monthly in arrears on the first day of each month, commencing on December 1, 2003. Funds available for distributions with respect to the 6.70% Capital Securities are limited to payments received from the Company on the 6.70% Debentures.

With respect to the 6.125% Capital Securities, distributions under the currently effective 6.125% Trust Agreement are payable monthly in arrears on the first day of each month, commencing on September 1, 2009. Distributions under the Amended and Restated Declaration of Trust and Trust Agreement dated as of November 30, 2004 (the “Initial 6.125% Trust Agreement”) were payable monthly in arrears on the first day of each month commencing on January 1, 2005. Funds available for distributions with respect to the 6.125% Capital Securities are limited to payments received from the Company on the 6.125% Debentures.

With respect to each Trust, if such Trust is terminated and its assets distributed, for each Capital Security of such Trust, each holder is entitled to receive a like amount of the Debentures held by such Trust or the liquidation amount of $25 plus accumulated but unpaid distributions from the assets of such Trust available for distribution, after it has paid liabilities owed to its creditors, subject to the rights of the holders of the Common Securities issued by such Trust to receive a pro rata distribution. Distributions to which holders of such Trust’s Capital Securities are entitled and that are past due will accumulate additional distributions to the extent permitted by applicable law, at an annual rate of 6.70%, with respect to the 6.70% Capital Securities, and 6.125%, with respect to the 6.125% Capital Securities, of the unpaid distributions, compounded monthly. The term “distribution” includes any additional distributions payable unless otherwise stated.

The term “like amount” as used in this description means:

•                with respect to a redemption of any Trust Securities of a Trust, Capital Securities or Common Securities of such Trust having a liquidation amount equal to that portion of the principal amount of the Debentures held by such Trust to be contemporaneously redeemed in accordance with the applicable Indentures, the proceeds of which are used to pay the redemption price of the Capital Securities or Common Securities of such Trust; and

•                with respect to a distribution of the Debentures held by a Trust to holders of any Capital Securities or Common Securities of such Trust in exchange therefor in connection with a dissolution or liquidation of such Trust, Debentures held by such Trust having a principal amount equal to the liquidation amount of the Capital Securities or Common Securities of the holder to whom such Debentures would be distributed.

Under each of the Trust Agreements, the amount of distributions payable for any period less than a full distribution period is computed on the basis of a 360-day year of twelve 30- day months and the actual number of days elapsed in a partial month in that period. Under each of the Trust Agreements, the amount of distributions payable for any full distribution period is computed by dividing the rate per annum by twelve.

Payment of Distributions

Each Trust pays distributions on its Capital Securities to DTC, which credits the applicable accounts at DTC on the applicable payment dates, or if the securities certificate for the Capital Securities of such Trust is no longer held by or on behalf of DTC, such Trust will make the payments by check mailed to the addresses of the holders as such addresses appear on the books and records of such Trust on the applicable record dates. However, a holder of $1 million or more in aggregate liquidation amount of the Capital Securities of such Trust may receive distribution payments, other than distributions payable at maturity, by wire transfer of immediately available funds upon written request to such Trust not later than 15 calendar days prior to the date on which the distribution is payable. The record date for distributions on the Capital Securities of each Trust is the fifteenth day of the month preceding the distribution date, whether or not a business day.

Each Trust pays distributions through the Property Trustee of such Trust. The Property Trustee holds amounts received from the applicable Debentures in the payment account for the benefit of the holders of the Trust Securities of such Trust.

If a distribution is payable pursuant to either Trust Agreement on a day that is not a business day, then that distribution is to be paid on the next day that is a business day, and without any interest or other payment for any delay with the same force and effect as if made on the payment date.

Each Trust Agreement defines a business day as a day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York, San Juan,

Puerto Rico or Wilmington, Delaware are authorized or required by law, regulation or executive order to remain closed or are customarily closed.

Deferral of Distributions

As long as there is no event of default under a class of Debentures, the Company has the right to defer payments of interest on such Debentures at any time and from time to time by extending the interest payment period for a period (an “Extension Period”) of up to 60 consecutive months, but not beyond the maturity of such Debentures.

As a consequence, during an Extension Period, a Trust will defer payment of the monthly distributions on the applicable Capital Securities. The accumulated but unpaid distributions will continue to accumulate additional distributions, as permitted by applicable law, at an annual rate of 6.70%, compounded monthly, with respect to the 6.70% Capital Securities, and at an annual rate of 6.125% compounded monthly, with respect to the 6.125% Capital Securities.

While the Company defers interest payments on a class of Debentures, it will be restricted from:

•                 declaring or paying any dividends or distributions on, or redeeming, purchasing, acquiring or making a liquidation payment on, any shares of its capital stock; and

•                making payments on or repaying, repurchasing or redeeming any of its debt securities that rank equal or junior to such Debentures.

If a Trust defers distributions, the deferred distributions, including accumulated additional distributions, are to be paid on the distribution payment date following the last day of the Extension Period to the holders on the record date for that distribution payment date. Upon termination of an Extension Period and payment of all amounts due on the 6.70% Capital Securities, the Company may elect to begin a new Extension Period with respect to the 6.70% Debentures, subject to the above conditions. Upon termination of an Extension Period and payment of all amounts due on the 6.125% Capital Securities, the Company may elect to begin a new Extension Period with respect to the 6.125% Debentures, subject to the above conditions.

Redemption

Repayment or Redemption of the 6.70% Debentures

When the Company repays or redeems the 6.70% Debentures, whether at stated maturity or upon earlier redemption, the Property Trustee will apply the proceeds from the repayment or redemption to redeem 6.70% Capital Securities having an aggregate liquidation amount equal to that portion of the principal amount of 6.70% Debentures being repaid or redeemed. The redemption price per security is the $25 liquidation amount, plus accumulated but unpaid distributions to the redemption date.

If less than all of the 6.70% Debentures are to be repaid or redeemed, then the aggregate liquidation amount of the 6.70% Trust Securities to be redeemed will be allocated approximately 3% to the 6.70% Common Securities and 97% to the 6.70% Capital Securities, except in the case of an event of default as a result of any failure by the Company to make any principal or interest payments under the 6.70% Debentures when due.

The Company has the right, subject to any required prior approval of the Federal Reserve, to redeem the 6.70% Debentures at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to the date of redemption:

•                on or after November 1, 2008, with respect to the 6.70% Capital Securities, in whole or in part, on one or more occasions, at any time; and

•                in whole, but not in part, at any time within 90 days following the occurrence and continuation of a Tax Event, an Investment Company Event or a Capital Treatment Event, each as described below.

If less than all of the 6.70% Debentures are to be repaid or redeemed on the date of redemption, then the proceeds from such repayment or redemption will be allocated to the redemption of 6.70% Trust Securities proportionately.

A redemption of the 6.70% Debentures will cause a mandatory redemption of the 6.70% Trust Securities.

Repayment or Redemption of the 6.125% Debentures

When the Company repays or redeems the 6.125% Debentures, whether at stated maturity or upon earlier redemption, the Property Trustee will apply the proceeds from the repayment or redemption to redeem 6.125% Capital Securities having an aggregate liquidation amount equal to that portion of the principal amount of 6.125% Debentures being repaid or redeemed. The redemption price per security is the $25 liquidation amount, plus accumulated but unpaid distributions to the redemption date.

If less than all of the 6.125% Debentures are to be repaid or redeemed, then the aggregate liquidation amount of the 6.125% Trust Securities to be redeemed will be allocated approximately 3% to the 6.125% Common Securities and 97% to the 6.125% Capital Securities, except in the case of an event of default as a result of any failure by the Company to make any principal or interest payments under the 6.125% Debentures when due.

The Company has the right, subject to any required prior approval of the Federal Reserve, to redeem the 6.125% Debentures at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to the date of redemption:

•                on or after December 1, 2009, in whole or in part, on one or more occasions, at any time; and

•                in whole, but not in part, at any time within 90 days following the occurrence and continuation of a Tax Event, an Investment Company Event or a Capital Treatment Event, each as described below.

If less than all of the 6.125% Debentures are to be repaid or redeemed on the date of redemption, then the proceeds from such repayment or redemption will be allocated to the redemption of 6.125% Trust Securities proportionately.

A redemption of the 6.125% Debentures will cause a mandatory redemption of the 6.125% Trust Securities.

Tax Event; Investment Company Event; Capital Treatment Event

A “Tax Event”, under each Trust Agreement, means the receipt by the Trust governed by such Trust Agreement of an opinion of counsel experienced in such matters to the effect that as a result of:

•                any amendment to, or change, including any announced prospective change, in the laws, or any regulations thereunder, of the United States or any political subdivision thereof or Puerto Rico, or a taxing authority of the United States or Puerto Rico, affecting taxation; or

•                 any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations;

there is more than an insubstantial risk that:

(1)   such Trust is, or will be within 90 days of the delivery of the opinion of counsel, subject to United States federal or Puerto Rico income tax with respect to income received or accrued on the Debentures held by such Trust;

(2)   interest payable by the Company to such Trust on the Debentures held by such Trust is not, or will not be within 90 days of the delivery of the opinion of counsel, deductible by the Company, in whole or in part, for Puerto Rico income tax purposes or for U.S. income tax purposes, to the extent applicable to the Company; or

(3)   such Trust is, or will be within 90 days of the delivery of the opinion of counsel, subject to more than an immaterial amount of taxes, duties or other governmental charges.

If a Tax Event has occurred and is continuing with respect to the 6.70% Trust Agreement, and Trust I is the holder of all the 6.70% Debentures, the Company will pay any additional sums required so that distributions on the 6.70% Capital Securities will not be reduced by any additional taxes (other than withholding taxes), duties or other governmental charges payable by Trust I as a result of the Tax Event.

If a Tax Event has occurred and is continuing with respect to the 6.125% Trust Agreement, and Trust II is the holder of all the 6.125% Debentures, the Company will pay any additional sums required so that distributions on the 6.125% Capital Securities will not be reduced by any additional taxes (other than withholding taxes), duties or other governmental charges payable by Trust II as a result of the Tax Event.

An “Investment Company Event”, under each Trust Agreement, means the receipt by the Trust governed by such Trust Agreement of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that such Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act.

A “Capital Treatment Event”, under each Trust Agreement, means the reasonable determination of the Company that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, that there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the liquidation amount of the Capital Securities issued pursuant to such Trust Agreement as Tier 1 capital, or the then-equivalent thereof, for purposes of capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.

Redemption Procedures

Redemption Procedures of the 6.70% Capital Securities

Trust I may redeem the 6.70% Capital Securities only in an amount equal to the funds it has on hand and legally available to pay the redemption price. The Property Trustee of Trust I will mail written notice of the redemption of the 6.70% Capital Securities to the registered holders at least 30 but not more than 60 days before the date fixed for redemption. If Trust I gives a notice of redemption, then, by 12:00 noon, New York City time, on the date of redemption, if the funds are available for payment, the Property Trustee will, for 6.70% Capital Securities held in book-entry form:

•                 irrevocably deposit with DTC funds sufficient to pay the applicable redemption price; and

•                give DTC irrevocable instructions and authority to pay the redemption price to the holders of the 6.70% Capital Securities.

With respect to the 6.70% Capital Securities not held in book-entry form, if funds are available for payment, the 6.70% Property Trustee will:

•                irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price; and

•                give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the 6.70% Capital Securities upon surrender of the certificates evidencing the 6.70% Capital Securities.

Notwithstanding the above, distributions payable on or prior to the date of redemption for 6.70% Capital Securities called for redemption are payable to the holders of such 6.70% Capital Securities on the applicable record dates.

Once notice of redemption pursuant to the 6.70% Trust Agreement is given and funds are deposited, then all rights of the holders of the 6.70% Capital Securities called for redemption terminate, except the right to receive the redemption price, but without any interest or other payment for any delay in receiving it. If such notice of redemption is given and funds deposited as required, such 6.70% Capital Securities then will cease to be outstanding.

If payment of the redemption price for the 6.70% Capital Securities called for redemption is improperly withheld or refused and not paid either by Trust I or by the Company under the 6.70% Guarantee, then distributions on those 6.70% Capital Securities will continue to accumulate at the then-applicable rate, from the date of redemption to the date of actual payment. In this case, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

If less than all of the 6.70% Trust Securities are redeemed, then the aggregate liquidation amount of the 6.70% Trust Securities to be redeemed normally will be allocated approximately 3% to the 6.70% Common Securities and 97% to the 6.70% Capital Securities. However, if an event of default has occurred as a result of any failure by the Company to make any principal or interest payments under the 6.70% Debentures when due, holders of such 6.70% Capital Securities will be paid in full before any payments are made to holders of the 6.70% Common Securities. The Property Trustee of Trust I selects the particular 6.70% Capital Securities to be redeemed on the pro rata basis described above not more than 60 days before the date of redemption by any method the Property Trustee deems fair and appropriate or, if such 6.70% Capital Securities are then held in book-entry form, in accordance with DTC’s customary procedures.

Redemption Procedures of the 6.125% Capital Securities

Trust II may redeem the 6.125% Capital Securities only in an amount equal to the funds it has on hand and legally available to pay the redemption price.

The Property Trustee of Trust II will mail written notice of the redemption of the 6.125% Capital Securities to the registered holders at least 30 but not more than 60 days before the date fixed for redemption. If Trust II gives a notice of redemption, then, by 12:00 noon, New York City time, on the date of redemption, if the funds are available for payment, the Property Trustee will, for 6.125% Capital Securities held in book-entry form:

•                irrevocably deposit with DTC funds sufficient to pay the applicable redemption price; and

•                give DTC irrevocable instructions and authority to pay the redemption price to the holders of the 6.125% Capital Securities.

With respect to the 6.125% Capital Securities not held in book-entry form, if funds are available for payment, the 6.125% Property Trustee will:

•                irrevocably deposit with the paying agent funds sufficient to pay the applicable redemption price; and

•                give the paying agent irrevocable instructions and authority to pay the redemption price to the holders of the 6.125% Capital Securities upon surrender of the certificates evidencing the 6.125% Capital Securities.

Notwithstanding the above, distributions payable on or prior to the date of redemption for 6.125% Capital Securities called for redemption are payable to the holders of such 6.125% Capital Securities on the applicable record dates

Once notice of redemption pursuant to the 6.125% Trust Agreement is given and funds are deposited, then all rights of the holders of the 6.125% Capital Securities called for redemption terminate, except the right to receive the redemption price, but without any interest or other payment for any delay in receiving it. If such notice of redemption is given and funds deposited as required, such 6.125% Capital Securities then will cease to be outstanding.

If payment of the redemption price for the 6.125% Capital Securities called for redemption is improperly withheld or refused and not paid either by Trust II or by the Company under the 6.125% Guarantee, then distributions on those 6.125% Capital Securities will continue to accumulate at the then-applicable rate, from the date of redemption to the date of actual payment. In this case, the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

If less than all of the 6.125% Trust Securities are redeemed, then the aggregate liquidation amount of the 6.125% Trust Securities to be redeemed normally will be allocated approximately 3% to the 6.125% Common Securities and 97% to the 6.125% Capital Securities. However, if an event of default has occurred as a result of any failure by the Company to make any principal or interest payments under the 6.125% Debentures when due, holders of such 6.125% Capital Securities will be paid in full before any payments are made to holders of the 6.125% Common Securities. The Property Trustee of Trust II selects the particular 6.125% Capital Securities to be redeemed on the pro rata basis described above not more than 60 days before the date of redemption by any method the Property Trustee deems fair and appropriate or, if such 6.125% Capital Securities are then held in book-entry form, in accordance with DTC’s customary procedures.

Generally

Under each Trust Agreement, if any date fixed for redemption is not a business day, then payment of the redemption price will be made on the next day that is a business day, without any interest or other payment for the delay.

Subject to the above and applicable law and regulations, including United States federal securities laws and banking laws and regulations, the Company or its affiliates may, under each Trust Agreement, at any time and from time to time purchase outstanding Capital Securities issued pursuant to such Trust Agreement by tender, in the open market or by private agreement, and may resell such Capital Securities.

Ranking of Capital Securities

Ranking of 6.70% Capital Securities

Payment of distributions on, and the redemption price of and the liquidation distribution in respect of 6.70% Capital Securities and 6.70% Common Securities, as applicable, are made pro rata based on the relative liquidation amount of such 6.70% Capital Securities and 6.70% Common Securities, except that upon certain events of default under the 6.70% Trust Agreement relating to payment defaults on 6.70% Debentures, the rights of the holders of the 6.70% Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of the holders of the 6.70% Capital Securities.

In the case of any event of default under the 6.70% Trust Agreement resulting from an event of default under the applicable Indentures, the Company, as holder of the Common Securities of Trust I, will be deemed to have waived any right to act with respect to any such event of default under the 6.70% Trust Agreement until all such events of default have been cured, waived or otherwise eliminated. Until all events of default under the 6.70% Trust Agreement have been so cured, waived or otherwise eliminated, the Property Trustee of Trust I will act solely on behalf of the holders of the 6.70% Capital Securities and not on the Company’s behalf, and only the holders of such 6.70% Capital Securities will have the right to direct the Property Trustee to act on their behalf.

Ranking of 6.125% Capital Securities

Payment of distributions on, and the redemption price of and the liquidation distribution in respect of 6.125% Capital Securities and 6.125% Common Securities, as applicable, are made pro rata based on the relative liquidation amount of such 6.125% Capital Securities and 6.125% Common Securities, except that upon certain events of default under the 6.125% Trust Agreement relating to payment defaults on 6.125% Debentures, the rights of the holders of the 6.125% Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of the holders of the 6.125% Capital Securities.

In the case of any event of default under the 6.125% Trust Agreement resulting from an event of default under the applicable Indentures, the Company, as holder of the Common Securities of Trust II, will be deemed to have waived any right to act with respect to any such event of default under the 6.125% Trust Agreement until all such events of default have been cured, waived or otherwise eliminated. Until all events of default under the 6.125% Trust Agreement have been so cured, waived or otherwise eliminated, the Property Trustee of Trust II will act solely on behalf of the holders of the 6.125% Capital Securities and not on the Company’s behalf, and only the holders of such 6.125% Capital Securities will have the right to direct the Property Trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

Liquidation of Trust I; Distributions with Respect to the 6.70% Capital Securities

The amount payable on the 6.70% Capital Securities in the event of any liquidation of Trust I is the liquidation amount of $25 per 6.70% Capital Security plus accumulated but unpaid distributions, subject to certain exceptions, which may be paid in the form of a distribution of 6.70% Debentures.

The Company can at any time dissolve Trust I. If Trust I dissolves and it has paid the liabilities owed to its creditors, the 6.70% Debentures will be distributed to the holders of the 6.70% Trust Securities.

Any distributions of the 6.70% Debentures may require approval of the Federal Reserve.

The 6.70% Trust Agreement states that Trust I will dissolve automatically on November 1, 2034 or earlier upon:

(1)   the bankruptcy, dissolution or liquidation of the Company;

(2)   the distribution of 6.70% Debentures having a principal amount equal to the liquidation amount of the 6.70% Trust Securities of the holders to whom such 6.70% Debentures are distributed, if the Company has given written direction to the Property Trustee of Trust I to dissolve Trust I, which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the Company;

(3)   the redemption of all 6.70% Capital Securities in connection with the redemption of all the 6.70% Debentures or the stated maturity of such 6.70% Debentures; or

(4)   the entry of an order for the dissolution of Trust I by a court of competent jurisdiction.

If Trust I dissolves as described in clauses (1), (2) or (4) in the preceding paragraph, after Trust I pays all amounts owed to creditors, holders of the 6.70% Capital Securities and holders of its 6.70% Common Securities will be entitled to receive 6.70% Debentures having a principal amount equal to the liquidation amount of such 6.70% Trust Securities of the holders.

If Trust I cannot pay the full amount due on the 6.70% Trust Securities because it has insufficient assets for payment, then the amounts Trust I owes on the 6.70% Capital Securities will be proportionately allocated. The holders of 6.70% Common Securities are entitled to receive distributions upon any liquidation on a pro rata basis with the holders of the 6.70% Capital Securities, except that if an event of default under the 6.70% Debentures has occurred and is continuing as a result of any failure by the Company to make any principal or interest payments in respect of 6.70% Debentures when due, Trust I will pay the total amounts due on the 6.70% Capital Securities before making any distribution on the 6.70% Common Securities.

After the liquidation date is fixed for any distribution of 6.70% Debentures, upon dissolution Trust I:

•                 the 6.70% Trust Securities will no longer be deemed to be outstanding;

•                DTC or its nominee, as the registered holder of the 6.70% Capital Securities, will receive a registered global certificate or certificates representing the 6.70% Debentures to be delivered upon distribution with respect to such 6.70% Capital Securities held by DTC or its nominee; and

•                any certificates representing such 6.70% Capital Securities will be deemed to represent the 6.70% Debentures having an aggregate principal amount equal to the liquidation amount of the 6.70% Capital Securities, and bearing accrued but unpaid interest equal to accumulated but unpaid distributions on 6.70% Capital Securities, until the holder of those certificates presents them to the security registrar for 6.70% Capital Securities for transfer or reissuance.

Liquidation of Trust II; Distributions with Respect to the 6.125% Capital Securities

The amount payable on the 6.125% Capital Securities in the event of any liquidation of Trust II is the liquidation amount of $25 per 6.125% Capital Security plus accumulated but unpaid distributions, subject to certain exceptions, which may be paid in the form of a distribution of 6.125% Debentures.

The Company can at any time dissolve Trust II. If Trust II dissolves and it has paid the liabilities owed to its creditors, the 6.125% Debentures will be distributed to the holders of the 6.125% Trust Securities.

Any distributions of the 6.125% Debentures may require approval of the Federal Reserve.

The 6.125% Trust Agreement states that Trust II will dissolve automatically on December 1, 2035 or earlier upon:

(1)   the bankruptcy, dissolution or liquidation of the Company;

(2)   the distribution of 6.125% Debentures having a principal amount equal to the liquidation amount of the 6.125% Trust Securities of the holders to whom such 6.125% Debentures are distributed, if the Company has given written direction to the Property Trustee of Trust II to dissolve Trust II, which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the Company;

(3)   the redemption of all 6.125% Capital Securities in connection with the redemption of all the 6.125% Debentures or the stated maturity of such 6.125% Debentures; or

(4)   the entry of an order for the dissolution of Trust II by a court of competent jurisdiction.

If Trust II dissolves as described in clauses (1), (2) or (4) in the preceding paragraph, after Trust II pays all amounts owed to creditors, holders of the 6.125% Capital Securities and holders of its 6.125% Common Securities will be entitled to receive 6.125% Debentures having a principal amount equal to the liquidation amount of such 6.125% Trust Securities of the holders.

If Trust II cannot pay the full amount due on the 6.125% Trust Securities because it has insufficient assets for payment, then the amounts Trust II owes on the 6.125% Capital Securities will be proportionately allocated. The holders of 6.125% Common Securities are entitled to receive distributions upon any liquidation on a pro rata basis with the holders of the 6.125% Capital Securities, except that if an event of default under the 6.125% Debentures has occurred and is continuing as a result of any failure by the Company to make any principal or interest payments in respect of 6.125% Debentures when due, Trust II will pay the total amounts due on the 6.125% Capital Securities before making any distribution on the 6.125% Common Securities.

After the liquidation date is fixed for any distribution of 6.125% Debentures, upon dissolution Trust II:

•                 the 6.125% Trust Securities will no longer be deemed to be outstanding;

•                DTC or its nominee, as the registered holder of the 6.125% Capital Securities, will receive a registered global certificate or certificates representing the 6.125% Debentures to be delivered upon distribution with respect to such 6.125% Capital Securities held by DTC or its nominee; and

•                any certificates representing such 6.125% Capital Securities will be deemed to represent the 6.125% Debentures having an aggregate principal amount equal to the liquidation amount of the 6.125% Capital Securities, and bearing accrued but unpaid interest equal to accumulated but unpaid distributions on 6.125% Capital Securities, until the holder of those certificates presents them to the security registrar for 6.125% Capital Securities for transfer or reissuance.

Exchanges

Exchange with Respect to 6.70% Capital Securities

If at any time the Company or any of its affiliates (a “Depositor Affiliated Owner”) is the owner of 6.70% Capital Securities, such Depositor Affiliated Owner will have the right to deliver to the Property Trustee of Trust I all or such portion of its 6.70% Capital Securities as it elects and receive, in exchange therefore, a like amount of 6.70% Debentures. After the exchange, such 6.70% Capital Securities will be cancelled and will no longer be deemed to be outstanding and all rights of the Depositor Affiliated Owner with respect to such 6.70% Capital Securities will cease.

In the case of an exchange described in the previous paragraph, Trust I will, on the date of such exchange, exchange 6.70% Debentures having a principal amount equal to a proportional amount of the aggregate liquidation amount of its outstanding 6.70% Common Securities, based on the ratio of the aggregate liquidation amount of its 6.70% Capital Securities exchanged divided by the aggregate liquidation amount of its 6.70% Capital Securities outstanding immediately prior to such exchange, for such proportional amount of its 6.70% Common Securities held by the Company (which contemporaneously will be cancelled and no longer be deemed to be outstanding).

Exchange with Respect to 6.125% Capital Securities

If at any time a Depositor Affiliated Owner is the owner of 6.125% Capital Securities, such Depositor Affiliated Owner will have the right to deliver to the Property Trustee of Trust II all or such portion of its 6.125% Capital Securities as it elects and receive, in exchange therefore, a like amount of 6.125% Debentures. After the exchange, such 6.125% Capital Securities will be cancelled and will no longer be deemed to be outstanding and all rights of the Depositor Affiliated Owner with respect to such 6.125% Capital Securities will cease.

In the case of an exchange described in the previous paragraph, Trust II will, on the date of such exchange, exchange 6.125% Debentures having a principal amount equal to a proportional amount of the aggregate liquidation amount of its outstanding 6.125% Common Securities, based on the ratio of the aggregate liquidation amount of its 6.125% Capital Securities exchanged divided by the aggregate liquidation amount of its 6.125% Capital Securities outstanding immediately prior to such exchange, for such proportional amount of its 6.125% Common Securities held by the Company (which contemporaneously will be cancelled and no longer be deemed to be outstanding).

Events of Default; Notice

Any one of the following events constitutes an event of default of each Trust, regardless of the reason for such event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•                the occurrence of an event of default under the applicable Indentures with respect to the Debentures held by such Trust; or

•                the default by the Property Trustee of such Trust in the payment of any distribution on the Capital Securities or Common Securities of such Trust when such distribution becomes due and payable, and continuation of such default for a period of 30 days; or

•                 the default by the Property Trustee of such Trust in the payment of any redemption price of Capital Securities or Common Securities of such Trust when such redemption price becomes due and payable; or

•                the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees of such Trust in the Trust Agreement governing such Trust for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach of warranty in the manner specified in such Trust Agreement; or

•                the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee of such Trust and the Company’s failure to appoint a successor property trustee within 90 days.

Within ten days after any event of default of a Trust actually known to the Property Trustee of such Trust occurs, the Property Trustee of such Trust will transmit notice of such event of default to the holders of the Capital Securities or Common Securities of such Trust and to the Administrative Trustees of such Trust, unless such event of default shall have been cured or waived. The Company, as depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not the Company or the Administrative Trustees are in compliance with all the conditions and covenants applicable to the Company and the Administrative Trustees under the applicable Trust Agreement.

The existence of an event of default under each Trust Agreement, in and of itself, with respect to the applicable Debentures does not entitle the holders of the applicable Capital Securities to accelerate the maturity of such Debentures.

Removal of Trustees

Unless an event of default under the applicable Indentures has occurred and is continuing, the Property Trustee and the Delaware Trustee of each Trust may be removed at any time by the holder of the Common Securities of such Trust. The Property Trustee and the Delaware Trustee of each Trust may be removed by the holders of a majority in liquidation amount of the outstanding Capital Securities of such Trust for cause or if an event of default under the applicable Indentures has occurred and is continuing. In no event will the holders of the Capital Securities of such Trust have the right to vote to appoint, remove or replace the Administrative Trustees of such Trust, which voting rights are vested exclusively in the Company, as the holder of the Common Securities of such Trust. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement governing such Trust.

Co-Trustees and Separate Property Trustee

Unless an event of default under the applicable Debentures has occurred and is continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, the Company, as the holder of the Common Securities of each Trust, and the Administrative Trustees of each Trust have the power to appoint one or more persons either to act as a co-trustee of such Trust, jointly with the Property Trustee of such Trust, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement governing such Trust. If an event of default under the applicable Indentures has occurred and is continuing, the Property Trustee of such Trust alone shall have power to make such appointment.

Mergers or Consolidation of Trustees

Any person into which the Property Trustee or the Delaware Trustee of each Trust, if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee is a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, will be the successor of such trustee under the Trust Agreement governing such Trust, provided such person is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

Each Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to the Company or any other person, except as described below or as otherwise described in the Trust Agreement governing such Trust. Each Trust may, at the Company’s request, with the consent of the Administrative Trustees of such Trust but without the consent of the holders of the Capital Securities of such Trust, the Property Trustee or the Delaware Trustee of such Trust, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state, the District of Columbia or the Commonwealth of Puerto Rico if:

•                such successor entity either:

•                 expressly assumes all of the obligations of such Trust with respect to the Capital Securities of such Trust, or

•                substitutes for such Capital Securities other securities having substantially the same terms as such Capital Securities, or the “Successor Securities”, so long as the Successor Securities rank the same as the substituted Capital Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•                the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee of such Trust as the holder of the applicable Debentures;

•                 such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities of such Trust, including any Successor Securities, to be downgraded by any nationally recognized statistical rating organization;

•                such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities of such Trust, including any Successor Securities, in any material respect;

•                such successor entity has a purpose substantially identical to that of such Trust;

•                prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to such Trust experienced in such matters to the effect that:

•                such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities of such Trust, including any Successor Securities, in any material respect, and

•                following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such Trust nor such successor entity will be required to register as an investment company under the Investment Company Act; and

•                the Company or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the applicable Guarantee.

Notwithstanding the foregoing, each Trust may not, except with the consent of holders of 100% in liquidation amount of the Capital Securities of such Trust, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause such Trust or the successor entity to be classified as other than a grantor trust for United States federal or Puerto Rico income tax purposes.

Voting Rights; Amendment of the Trust Agreement

Except as otherwise provided below and as otherwise required by law and each Trust Agreement, the holders of each class of Capital Securities have no voting rights.

The Company and the Administrative Trustees of each Trust may amend the applicable Trust Agreement without the consent of the holders of the Capital Securities of such Trust, unless such amendment will materially and adversely affect the interests of any holder of the Capital Securities of such Trust, to:

•                cure any ambiguity, correct or supplement any provisions in the applicable Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which may not be inconsistent with the other provisions of such Trust Agreement; or

•                modify, eliminate or add to any provisions of the applicable Trust Agreement to such extent as will be necessary to ensure that such Trust will be classified for United States federal or Puerto Rico income tax purposes as a grantor trust at all times that any applicable Capital Securities and Common Securities are outstanding or to ensure that such Trust will not be required to register as an “investment company” under the Investment Company Act.

The Company, the Administrative Trustees of each Trust and the Property Trustee of each Trust may generally amend each applicable Trust Agreement with:

•                the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding Capital Securities of such Trust; and

•                receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect such Trust’s status as a grantor trust for United States federal or Puerto Rico income tax purposes or such Trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each holder of Trust Securities of such Trust, the Trust Agreement governing such Trust may not be amended to:

•                change the amount or timing of any distribution required to be made in respect of the Trust Securities of such Trust as of a specified date; or

•                restrict the right of a holder of Trust Securities of such Trust to institute a suit for the enforcement of any such payment on or after such date.

So long as the Property Trustee of each Trust holds any applicable Debentures, the trustees of such Trust may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Capital Securities of such Trust:

•                direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee, or executing any trust or power conferred on the junior subordinated trustee with respect to such applicable Debentures;

•                waive any past default that is waivable under the applicable Indentures;

•                exercise any right to rescind or annul a declaration that the principal of all the applicable Debentures is due and payable; or

•                consent to any amendment, modification or termination of the applicable Indentures or such applicable Debentures, where such consent will be required.

If a consent under the applicable Indentures would require the consent of each holder of Debentures affected thereby, no such consent may be given by the Property Trustee of any Trust without the prior consent of each holder of the Capital Securities of such Trust. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of the applicable Capital Securities except by subsequent vote of the holders of such Capital Securities. The Property Trustee will notify each holder of Capital Securities of any notice of default with respect to the applicable Debentures. In addition to obtaining the foregoing approvals of the holders of the applicable Capital Securities, before taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause such Trust to be classified as other than a grantor trust for United States federal or Puerto Rico income tax purposes.

Any required approval of holders of 6.70% Capital Securities may be given at a meeting of holders of 6.70% Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee of Trust I will cause a notice of any meeting at which holders of 6.70% Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of 6.70% Capital Securities in the manner set forth in the 6.70% Trust Agreements.

No vote or consent of the holders of 6.70% Capital Securities will be required for Trust I to redeem and cancel the 6.70% Capital Securities in accordance with the 6.70% Trust Agreement.

Notwithstanding that holders of 6.70% Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the 6.70% Capital Securities that are owned by the Company or its affiliates or the trustees or any of their affiliates, will, for purposes of such vote or consent, be treated as if they were not outstanding.

Any required approval of holders of 6.125% Capital Securities may be given at a meeting of holders of 6.125% Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee of Trust II will cause a notice of any meeting at which holders of 6.125% Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of 6.125% Capital Securities in the manner set forth in the 6.125% Trust Agreements.

No vote or consent of the holders of 6.125% Capital Securities will be required for Trust I to redeem and cancel the 6.125% Capital Securities in accordance with the 6.125% Trust Agreement.

Notwithstanding that holders of 6.125% Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the 6.125% Capital Securities that are owned by the Company or its affiliates or the trustees or any of their affiliates, will, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agent

Payments on each class of Capital Securities are made to DTC, which credits the applicable accounts at DTC on the applicable distribution dates. If any Capital Securities of either class are not held by DTC, such payments are made by check mailed to the address of the holder as such address appears on the register.

The paying agent for each Trust is Banco Popular de Puerto Rico. The paying agent is permitted to resign as paying agent of each Trust upon 30 days’ written notice to the Administrative Trustees of such Trust and to the Property Trustee of such Trust. In the event that Banco Popular de Puerto Rico is no longer be the paying agent, the Property Trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the Administrative Trustees and to the Company.

Registrar and Transfer Agent

Banco Popular de Puerto Rico Trust Division acts as registrar and transfer agent for each class of Capital Securities.

Registrations of transfers of class of Capital Securities is effected without charge by or on behalf of the Trust which issued such Capital Securities, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. Each Trust is not required to register or cause to be registered the transfer of the Capital Securities of such Trust after the Capital Securities of such Trust have been called for redemption.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of an event of default under the applicable Trust Agreement, the Property Trustee of each Trust undertakes to perform only the duties that are specifically set forth in the Trust Agreement governing such Trust. After an event of default under the Trust Agreement governing such Trust, the Property Trustee of such Trust must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee of each Trust is under no obligation to exercise any of the powers vested in it by the Trust Agreement governing such Trust at the request of any holder of the Capital Securities of such Trust unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default under the applicable Trust Agreement governing each Trust has occurred and is continuing and the Property Trustee of such Trust is required to decide between alternative courses of action, construe ambiguous provisions the Trust Agreement governing such Trust or is unsure of the application of any provision of the Trust Agreement governing such Trust, and the matter is not one upon which holders of the Capital Securities of such Trust are entitled under the Trust Agreement governing such Trust to vote, then the Property Trustee of such Trust will take any action that the Company directs. If the Company does not provide direction, the Property Trustee of such Trust may take any action that it deems advisable and in the best interests of the holders of the Trust Securities of such Trust and will have no liability except for its own bad faith, negligence or willful misconduct.

The Company and its affiliates maintain certain accounts and other banking relationships with the Property Trustee of each Trust and its affiliates in the ordinary course of business.

Trust Expenses

Pursuant to each Trust Agreement, the Company, as depositor, has agreed to pay:

•                all debts and other obligations of each Trust (other than with respect to the 6.70% Capital Securities, with respect to Trust I, and other than with respect to the 6.125% Capital Securities, with respect to Trust II);

•                all costs and expenses of each Trust, including costs and expenses relating to the organization of each Trust, the fees and expenses of the trustees of each Trust and the cost and expenses relating to the operation of each Trust; and

•                any and all taxes and costs and expenses with respect thereto, other than withholding taxes, to which each Trust might become subject.

Governing Law

Each Trust Agreement is governed by and construed in accordance with the laws of Delaware.

Miscellaneous

The Administrative Trustees of each Trust are authorized and directed to conduct the affairs of and to operate each Trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than a grantor trust for United States federal or Puerto Rico income tax purposes. The Administrative Trustees of each Trust are authorized and directed to conduct their affairs so that the applicable Debentures will be treated as indebtedness of the Company for Puerto Rico income tax purposes.

In this regard, the Company and the Administrative Trustees of each Trust are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each respective Trust or the Trust Agreement governing each respective Trust, that the Company and the Administrative Trustees of such Trust determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the Capital Securities of such Trust.

Holders of each class of Capital Securities have no preemptive or similar rights.

Neither Trust I nor Trust II may borrow money or issue debt or mortgage or pledge any of its assets.

DESCRIPTION OF THE GUARANTEES

The following description of the terms of the guarantees (the “Guarantees”) is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to (i) the Guarantee Agreement for Trust I, dated as of August 31, 2009; (ii) the Guarantee Agreement for Trust II dated as of August 31, 2009 (collectively, the “Guarantee Agreements”); and (iii) the Prospectus Supplements, each of which is incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this exhibit is a part. We encourage you to read the Guarantee Agreements and Prospectus Supplements for more information.

General

The Company’s obligation to make a Guarantee Payment (as defined below) to each Trust may be satisfied by direct payment of the required amounts to the holders of the applicable Capital Securities or by causing the applicable Trust to pay such amounts to such holders.

Each Guarantee does not apply to any payment of distributions by the applicable Trust except to the extent such Trust has funds available for such payments. If the Company does not make interest payments on the Debentures held by such Trust, such Trust will not pay distributions on the applicable Capital Securities and will not have funds available for such payments. See “— Status of the Guarantees”. Because the Company is a holding company, the Company’s rights to participate in the assets of any of the Company’s subsidiaries upon the subsidiary’s liquidation or reorganization is subject to the prior claims of the subsidiary’s creditors except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary. Except as otherwise described in this exhibit, the Guarantees do not limit the incurrence or issuance by the Company of other secured or unsecured debt.

Each Guarantee, when taken together with the Company’s obligations under the Debentures, the applicable Indentures and the applicable Trust Agreement, including the Company’s obligations to pay costs, expenses, debts and liabilities of the applicable Trust, other than those relating to Capital Securities or Common Securities, provides a full and unconditional guarantee on a subordinated basis of payments due on the Capital Securities issued by the Trust to which that Guarantee relates.

Guarantee Agreement of Trust I

Under the Guarantee Agreement for Trust I, the Company irrevocably and unconditionally agrees to pay in full to the holders of the 6.70% Trust Securities, except to the extent paid by Trust I, as and when due, regardless of any defense, right of set-off or counterclaim which Trust I may have or assert, the following payments, which are referred to as “Guarantee Payments”, without duplication:

•                any accrued and unpaid distributions that are required to be paid on the 6.70% Capital Securities, to the extent Trust I has funds available for distributions;

•                the redemption price, plus all accrued and unpaid distributions relating to any 6.70% Capital Securities called for redemption by Trust I, to the extent Trust I has funds available for redemptions; and

•                upon a voluntary or involuntary dissolution, winding-up or termination of Trust I, other than in connection with the distribution of 6.70% Debentures to the holders of 6.70% Capital Securities or the redemption of all of its 6.70% Capital Securities, the lesser of:

•                 the aggregate of the liquidation amount and all accrued and unpaid distributions on such 6.70% Capital Securities to the date of payment to the extent Trust I has funds available; and

•                the amount of assets of Trust I remaining for distribution to holders of 6.70% Capital Securities in liquidation of Trust I.

Guarantee Agreement of Trust II

Under the Guarantee Agreement for Trust II, the Company irrevocably and unconditionally agrees to pay in full to the holders of the 6.125% Trust Securities, except to the extent paid by Trust II, as and when due, regardless of any defense, right of set-off or counterclaim which Trust II may have or assert, the Guarantee Payments without duplication:

•                 any accrued and unpaid distributions that are required to be paid on the 6.125% Capital Securities, to the extent Trust II has funds available for distributions;

•                the redemption price, plus all accrued and unpaid distributions relating to any 6.125% Capital Securities called for redemption by Trust II, to the extent Trust II has funds available for redemptions; and

•                upon a voluntary or involuntary dissolution, winding-up or termination of Trust II, other than in connection with the distribution of 6.125% Debentures to the holders of 6.125% Capital Securities or the redemption of all of its 6.125% Capital Securities, the lesser of:

•                the aggregate of the liquidation amount and all accrued and unpaid distributions on such 6.125% Capital Securities to the date of payment to the extent Trust II has funds available; and

•                the amount of assets of Trust II remaining for distribution to holders of 6.125% Capital Securities in liquidation of Trust II.

Status of the Guarantees

Each Guarantee is unsecured and ranks:

•                subordinate and junior in right of payment to all the Company’s other liabilities in the same manner as the applicable Debentures as set forth in the applicable Indentures; and

•                equally with all other Guarantees that the Company issues.

Each Guarantee constitutes a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the respective Guarantee without suing any other person or entity. Each Guarantee is held by the respective guarantee trustee for the benefit of the holders of the applicable Trust Securities issued by the Trust to which such Guarantee relates. Each Guarantee will be discharged only by payment of the Guarantee Payments in full to the extent not paid by the applicable Trust or upon the distribution of applicable Debentures.

Amendments and Assignment

Each Guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding applicable Capital Securities. No vote is required, however, for any changes that do not adversely affect the rights of holders of the applicable Capital Securities in any material respect. All guarantees and agreements contained in each Guarantee bind the Company’s successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the applicable Capital Securities then outstanding.

Termination of the Guarantees

Each Guarantee will terminate (1) upon full payment of the redemption price of all applicable Capital Securities, (2) upon distribution of the applicable Debentures to the holders of the applicable Trust Securities or (3) upon full payment of the amounts payable in accordance with the applicable Trust Agreement upon liquidation of the applicable Trust. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of applicable Capital Securities must restore payment of any sums paid under such Capital Securities or such Guarantee.

Events of Default

Under each Guarantee, an event of default will occur if the Company fails to perform any payment obligation or other obligation under such Guarantee.

With respect to each Guarantee, the holders of a majority in liquidation amount of the applicable Capital Securities of the applicable Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the applicable Guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under such Guarantee. Holders of each class of Capital Securities may institute a legal proceeding directly against the Company to enforce the applicable guarantee trustee’s rights and the Company’s obligations under the applicable Guarantee, without first instituting a legal proceeding against the applicable Trust, the guarantee trustee or any other person or entity.

As guarantor under both Guarantees, the Company is required to file annually with the guarantee a trustee certificate pursuant to each Guarantee, as to whether or not the Company is in compliance with all applicable conditions and covenants under the Guarantees.

Information Concerning the Guarantee Trustee

With respect to each Guarantee, prior to the occurrence of an event of default relating to such Guarantee, the guarantee trustee for that Guarantee is required to perform only the duties that are specifically set forth in such Guarantee. Following the occurrence of an event of default, the guarantee trustee for such Guarantee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee for such Guarantee is under no obligation to exercise any of the powers vested in it by such Guarantee at the request of any holder of applicable Capital Securities unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

The Company and its affiliates maintain certain accounts and other banking relationships with the guarantee trustee for each Guarantee and its affiliates in the ordinary course of business.

Governing Law

Each Guarantee is governed by and construed in accordance with the internal laws of the Commonwealth of Puerto Rico.

Description of the Debentures

The following is a brief description of the terms of the Debentures held by the Trusts. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Junior Subordinated Indenture (the “Base Indenture”), dated as of October 31, 2003, as supplemented by (i) the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of October 31, 2003, as supplemented by the Supplement to First Supplemental Indenture, dated as of August 31, 2009; (ii) the Second Supplemental Indenture (the “Second Supplemental Indenture”, and together with the Base Indenture and the First Supplemental Indenture, the “Indentures”), as supplemented by the Supplement to Second Supplemental Indenture, dated as of August 31, 2009; and (iii) the Prospectus Supplements, each of which is incorporated by reference to the Annual Report on Form 10‑K of which this exhibit is a part. We encourage you to read the Indentures and the Prospectus Supplements for more information.

General

The Debentures are unsecured, junior subordinated obligations of the Company. The Debentures are limited in aggregate principal amount to $309,279,000, with respect to the 6.70% Debentures, and $134,021,000, with respect to the 6.125% Debentures. The aggregate principal amount of each class of Debentures is limited to the sum of:

•                the aggregate stated liquidation amount of the applicable Capital Securities; and

•                the amount of capital contributed by the Company in exchange for the applicable Common Securities.

Each class of Debentures ranks junior to the Company’s senior debt, including the subordinated debt of the Company. For information on the subordination of the Debentures, see “Description of the Debentures — Subordination”.

The entire principal amount of the Debentures will become due and payable, with any accrued and unpaid interest thereon, on November 1, 2033, with respect to the 6.70% Debentures, and on December 1, 2034, with respect to the 6.125% Debentures. There is no sinking fund for either class of Debentures.

The Company does not pay any additional amounts on either class of Debentures to compensate any holder or beneficial owner for any Puerto Rico tax withheld from payments of principal or interest on either class of Debentures.

The 6.70% Debentures are registered in the name of Trust I. The 6.125% Debentures are registered in the name of Trust II. The Property Trustee holds the Debentures in trust for the benefit of the holders of the applicable Trust Securities.

Interest

Interest on the 6.70% Debentures

The 6.70% Debentures bear interest at an annual rate of 6.70%, from and including their date of issuance until the principal becomes due and payable. Interest is payable monthly in arrears on the first day of each month, beginning December 1, 2003. Interest payments not paid when due accrue, to the extent permitted by applicable law, additional interest, compounded monthly, at the annual rate of 6.70%, computed on the basis of a 360-day year of twelve 30- day months and the actual number of days elapsed in a partial month in such period.

Interest on the 6.125% Debentures

The 6.125% Debentures bear interest at an annual rate of 6.125%,from and including their date of issuance until the principal becomes due and payable. Interest is payable monthly in arrears on the first day of each month, beginning January 1, 2005. Interest payments not paid when due accrue, to the extent permitted by applicable law, additional interest, compounded monthly, at the annual rate of 6.125%, computed on the basis of a 360-day year of twelve 30- day months and the actual number of days elapsed in a partial month in such period.

Interest Payments Generally

The Company pays interest on each class of Debentures to the holders of record on the applicable record date. The record date for interest payments on each class of Debentures is the fifteenth day of the month preceding the payment date, whether or not a business day.

With respect to each class of Debentures, the amount of interest payable for any period less than a full interest period is computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in that period. The amount of interest payable for any full interest period is computed by dividing the annual rate by twelve.

If any date on which interest is payable on either class of Debentures is not a business day, then payment of the interest payable on that date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of the delay, with the same force and effect as if made on the date that payment was originally payable.

The amount of additional interest payable for any full interest period is computed by dividing the annual rate by twelve. The term “interest” as used in this description includes monthly interest payments, interest on monthly interest payments not paid when due, compounded interest and additional sums, as applicable. The interest payment provisions for each class of Debentures correspond to the distribution provisions for each class of applicable Capital Securities. See “Description of the Capital Securities — Payment of Distributions” in this description.

Option to Extend Interest Payment Period

With respect to each class of Debentures, as long as the Company is not in default under a class of Debentures, the Company has the right, with respect to such Debentures, at any time and from time to time, to defer payments of interest during an Extension Period, of up to 60 consecutive months, but not beyond the maturity date of the Debentures. During an Extension Period, interest continues to accrue and holders of such Debentures, or holders of applicable Capital Securities using the accrual method of accounting to determine their taxable income are required to accrue interest income for Puerto Rico income tax purposes.

On the interest payment date following the last day of any Extension Period, the Company pays all interest then accrued and unpaid, together with additional interest on the accrued and unpaid interest to the extent as permitted by law, compounded monthly, at the annual rate of 6.70%, with respect to the 6.70% Debentures, and 6.125%, with respect to the 6.125% Debentures, plus any additional sums, as described below.

Before termination of an Extension Period for either class of Debentures, the Company may further extend the payments of interest. However, no Extension Period, including all previous and further extensions, may exceed 60 consecutive months or extend beyond the maturity of such Debentures. With respect to each class of Debentures, if any applicable Debentures are called for redemption before the end of an Extension Period relating to such Debentures, such Extension Period will end on that redemption date or an earlier date as determined by the Company. After the termination of an Extension Period for either class of Debentures and the payment of all amounts due, the Company may begin a new Extension Period, as described above. There is no limitation on the number of times the Company may elect to begin an Extension Period for either class of Debentures. Interest is not payable during an Extension Period of either class of Debentures, only at the end of the Extension Period for such class of Debentures. The Company may, however, prepay, on any interest payment date, at any time all or any portion of the interest accrued during an Extension Period for such Debentures.

If the Property Trustee of the applicable Trust is the sole holder of a class of Debentures, the Company will give the Property Trustee of such Trust and the Delaware Trustee of such Trust written notice of its election of an Extension Period , with respect to that class of Debentures, at least one business day before the earlier of:

•                the next succeeding date on which the distributions on the applicable Capital Securities are payable; and

•                the date the Property Trustee of such Trust is required to give notice to holders of the applicable Capital Securities of the record or payment date for the applicable distribution.

The Property Trustee of such Trust will give notice of the Company’s election of an Extension Period with respect to the applicable Debentures to the holders of the Capital Securities of such Trust.

With respect to either Trust, if the Property Trustee of such Trust is not the sole holder, or is not itself the holder, of the applicable Debentures, the Company will give the holders of such Debentures and the indenture trustee written notice of its election of an Extension Period with respect to such Debentures at least one business day before the next interest payment date for such Debentures.

Additional Sums

With respect to either Trust, if, at any time while the Property Trustee is the holder of the applicable Debentures, such Trust is required to pay any additional taxes (other than withholding taxes), duties or other governmental charges as a result of a Tax Event with respect to such Trust, the Company will pay as additional interest on such Debentures any additional amounts that are required so that the distributions paid by such Trust will not be reduced as a result of any of those taxes, duties or governmental charges.

Redemption

The Company has the right, subject to any required prior approval of the Federal Reserve, to redeem each of the 6.70% Debentures or the 6.125% Debentures at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to the date of redemption:

•                on or after November 1, 2008, with respect to the 6.70% Debentures, and on or after December 1, 2009, with respect to the 6.125% Debentures, in each case in whole or in part, on one or more occasions, at any time; and

•                in whole, but not in part, at any time within 90 days following the occurrence and continuation of a Tax Event, an Investment Company Event or a Capital Treatment Event, each as described above.

For each class of Debentures, notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such Debentures or portions thereof called for redemption. Each class of Debentures are not subject to any sinking fund and are not redeemable at the option of the holder.

Restrictions on Certain Payments; Certain Covenants of the Company

Any money that the Company pays to a paying agent for the purpose of making payments on either class of Debentures and that remains unclaimed two years after the payments were due under such Debentures, will, at the Company’s request, be returned to the Company and after that time any holder of such Debentures can only look to the Company for the payments on such Debentures.

With respect to each class of Debentures, the Company may not:

•                declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of its capital stock; or

•                make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem debt securities of the Company that rank equal or junior to such Debentures,

if at such time:

•                 there has occurred any event of default under such Debentures resulting from a failure to make principal or interest payments on such Debentures or from certain events in bankruptcy, insolvency or reorganization of the Company;

•                such Debentures are held by the applicable Trust and the Company is in default with respect to its payment of any obligations under the applicable Guarantee; or

•                the Company has given notice of its election of an Extension Period with respect to such Debentures and has not rescinded this notice, and such Extension Period, or any extension thereof, is continuing.

The restrictions listed above do not apply to:

•                repurchases, redemptions or other acquisitions of shares of capital stock of the Company in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder stock purchase plan, or (3) the issuance of capital stock of the Company, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the Extension Period for such Debentures;

•                an exchange, redemption or conversion of any class or series of the Company’s capital stock, or any capital stock of a subsidiary of the Company, for any other class or series of the Company’s capital stock, or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock;

•                the purchase of fractional interests in shares of the Company’s capital stock under the conversion or exchange provisions of the capital stock or the security being converted or exchanged;

•                any declaration of a dividend in connection with any stockholder’s rights plan, or the issuance of rights, stock or other property under any stockholder’s rights plan, or the redemption or repurchase of rights pursuant to the plan;

•                payments by the Company under the applicable Guarantee; or

•                any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equal or junior to that stock.

In addition, as long as the applicable Trust holds the applicable class of Debentures, the Company agrees, with respect to such class of Debentures:

•                to continue to hold, directly or indirectly, 100% of the applicable Common Securities, provided that certain successors that are permitted under the applicable Indentures may succeed to the Company’s ownership of such Common Securities;

•                 as holder of the applicable Common Securities, not to voluntarily dissolve, wind up or liquidate such Trust, other than (a) as part of the distribution of the Debentures to the holders of the applicable Capital Securities in accordance with the terms of such Capital Securities or (b) as part of a merger, consolidation or amalgamation which is permitted under the applicable Trust Agreement; and

•                 to use its reasonable efforts, consistent with the terms and provisions of the applicable Trust Agreement, to cause such Trust to continue not to be taxable as a corporation for United States federal or Puerto Rico income tax purposes.

Registration, Denomination and Transfer

The Company registered each class of Debentures in the name of the Property Trustee on behalf of each Trust. The Property Trustee for each Trust holds the applicable Debentures in trust for the benefit of the holders of the applicable Trust Securities. The Debentures are issued in denominations of $1,000 and integral multiples of $1,000.

DTC acts as securities depositary for each class of Debentures.

With respect to each class of Debentures, if such Debentures are in certificated form, payments of principal and interest will be payable, the transfer of such Debentures will be registrable, and such Debentures will be exchangeable for such Debentures of other authorized denominations of a like aggregate principal amount. In such case, payment of interest may also be made at the option of the Company by check mailed to the address of the holder entitled to the payment. Upon written request to the paying agent not less than 15 calendar days prior to the date on which interest is payable, a holder of $1,000,000 or more in aggregate principal amount of such Debentures may receive payment of interest, other than payments of interest payable at maturity, by wire transfer of immediately available funds.

Each class of Debentures may be presented for registration of transfer or exchange with an endorsed form of transfer, or a duly executed and satisfactory written instrument of transfer, at the security registrar’s office in San Juan, Puerto Rico or the office of any transfer agent selected by the Company without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indentures. The Company has appointed Banco Popular de Puerto Rico as transfer agent and security registrar under each of the Indentures. The Company may at any time designate additional transfer agents with respect to each class of Debentures.

With respect to each class of Debentures, in the event of any redemption, the Company and the indenture trustee for such Debentures will not be required to:

•                issue, register the transfer of or exchange such Debentures during a period beginning 15 calendar days before the first mailing of the notice of redemption; or

•                register the transfer of or exchange such Debentures selected for redemption, except, in the case of any such Debentures being redeemed in part, any portion not to be redeemed.

At the request of the Company, funds deposited with the indenture trustee or any paying agent held for the Company for the payment of principal, interest, and premium, if any, on any Debenture which remain unclaimed for two years after the principal, interest, and premium, if any, has become payable will be repaid to the Company and the holder of the Debenture will, as a general unsecured creditor, look only to the Company for payment thereof.

Limitation on Mergers and Sales of Assets

Each of the Indentures generally permit a consolidation or merger between the Company and another entity. Each of the Indentures also permits the sale or transfer by the Company of all or substantially all of its property and assets. Such transactions are permitted if:

•                the resulting or acquiring entity, if other than the Company, is organized and existing under the laws of the United States or any state, the District of Columbia or the Commonwealth of Puerto Rico and assumes all of the Company’s responsibilities and liabilities under the Indentures, including the payment of all amounts due on the applicable Debentures and performance of the covenants in such Indentures; and

•                immediately after the transaction, and giving effect to the transaction, no event of default under such Indentures exists.

If the Company consolidates or merges with or into any other entity or sells or leases all or substantially all of its assets according to the terms and conditions of each of the Indentures, the resulting or acquiring entity will be substituted for the Company in such Indentures with the same effect as if it had been an original party to such Indentures. As a result, such successor entity may exercise the Company’s rights and powers under such Indentures, in the Company’s name and, except in the case of a lease of all or substantially all of the Company’s properties, the Company will be released from all the Company’s liabilities and obligations under such Indentures and under the applicable Debentures.

Modification of Indenture

With respect to each class of Capital Securities, if any of such Capital Securities are outstanding:

•                no modification may be made to the applicable Indentures that materially adversely affects the holders of such Capital Securities;

•                no termination of the applicable Indentures may occur; and

•                no waiver of any event of default under the applicable Debentures or compliance with any covenant under the applicable Indentures may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of such outstanding Capital Securities unless and until the principal of and premium, if any, on the applicable Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

In addition, with respect to each class of Capital Securities, if any of such Capital Securities are outstanding, all holders of such Capital Securities must consent if the Company wants to amend the applicable Indentures to:

•                remove the rights of holders of such Capital Securities to institute a Direct Action (as defined below); or

•                modify a provision of such Indenture that requires the consent of all the holders of the applicable outstanding Debentures.

Events of Default and the Rights of Capital Securities Holders to Take Action Against the Company

An event of default under each of the Indentures means any of the following, with respect to the applicable Debentures:

•                 failure to pay interest on such Debentures for 30 days after the payment is due (subject to the deferral of any due date in the case of an Extension Period with respect to such Debentures);

•                failure to pay the principal of or any premium on any such Debentures of that series when due;

•                failure to perform any other covenant in such Indentures for 90 days after the Company has received written notice of the failure to perform in the manner specified in the Indentures;

•                certain events relating to a bankruptcy, insolvency or reorganization of the Company; or

•                any other event of default that may be specified for such Debentures in such Indentures.

With respect to each Trust, so long as such Trust holds applicable Debentures, the Property Trustee of such Trust and the holders of the Capital Securities of such Trust will have the following rights under the applicable Indentures upon the occurrence of an event of default:

•                 the Property Trustee of such Trust and the holders of not less than 25% in aggregate liquidation amount of the applicable Capital Securities of such Trust may declare the principal of and interest accrued on the applicable Debentures due and payable immediately;

•                if all defaults have been cured, the consent of the holders of more than 50% in aggregate liquidation amount of the Capital Securities of such Trust is required to annul a declaration by the applicable indenture trustee, such Trust or the holders of Capital

Securities of such Trust that the principal of the applicable Debentures is due and payable immediately;

•                unless the default is cured, the consent of each holder of Capital Securities of such Trust is required to waive a default in the payment of principal, premium or interest with respect to the applicable Debentures or a default in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Debenture; and

•                unless the default is cured, the consent of the holders of more than 50% in aggregate liquidation amount of the Capital Securities of such Trust is required to waive any other default.

If the event of default under a class of Debentures is the failure of the Company to make payments of principal or interest on such Debentures when due, then a registered holder of applicable Capital Securities may bring a legal action against the Company directly for enforcement of payment to such registered holder of amounts owed on such Debentures with a principal amount equal to the aggregate liquidation amount of such registered holder’s Capital Securities (a “Direct Action”). The Company may not amend either class of Debentures to remove this right to bring a Direct Action without the prior written consent of the registered holders of all the applicable Capital Securities. The Company can offset against payments then due under the Debentures any corresponding payments made to holders of applicable capital Securities by the Company in connection with a Direct Action.

The holders of each class of Capital Securities are not able to exercise directly any remedies available to the holders of the applicable Debentures except under the circumstance described in the preceding paragraph.

The Indentures Do Not Restrict the Company’s Ability to Take Certain Actions that may Affect the Debentures

None of the Indentures contains restrictions on the Company’s ability to:

•                incur, assume or become liable for any type of debt or other obligation;

•                create liens on the Company’s property for any purpose; or

•                pay dividends or make distributions on the Company’s capital stock or repurchase or redeem the Company’s capital stock, except as set forth under “— Restrictions on Certain Payments” above.

None of the Indentures require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, none of the Indentures contain any provisions which would require the Company to repurchase or redeem or modify the terms of any of the applicable Debentures upon a change of control or other event involving the Company which may adversely affect the creditworthiness of such debt securities.

Subordination

Each class of Debentures is subordinated to all of the Company’s existing and future Senior Debt, as defined below. The Company’s “Senior Debt” includes its senior debt securities and its subordinated debt securities and means:

•                any of the Company’s indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debt securities, notes or other written instruments,

•                 the Company’s obligations under letters of credit,

•                any of the Company’s indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

•                any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, whether outstanding on the date of execution of the applicable Indentures or thereafter incurred, other than obligations expressly on a parity with or junior to such Debentures. Such Debentures rank on a parity with obligations evidenced by any debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with the Company, that is, directly or indirectly, the Company’s financing vehicle in connection with the issuance by such entity of capital securities or other similar securities.

If certain events relating to a bankruptcy, insolvency or reorganization of the Company occur, the Company will first pay all Senior Debt, including any interest accrued after the events occur, in full before the Company makes any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on each of class of Debentures. In such an event, the Company will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of such Debentures. The Company makes the payments to the holders of Senior Debt according to priorities existing among those holders until the Company has paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, the Company may make payments or distributions on each class of Debentures so long as:

•                the payments or distributions consist of securities issued by the Company or another company in connection with a plan of reorganization or readjustment; and

•                payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of such Debentures

If such events relating to a bankruptcy, insolvency or reorganization of the Company occur, after it has paid in full all amounts owed on Senior Debt, the holders of such Debentures, together with the holders of any of the Company’s other obligations ranking equal with such Debentures, will be entitled to receive from the Company’s remaining assets any principal, premium or interest due at that time on such Debentures and such other obligations before the Company makes any payment or other distribution on account of any of the Company’s capital stock or obligations ranking junior to such Debentures.

With respect to each class of Debentures, if the Company violates the Indentures by making a payment or distribution to holders of such Debentures before it has paid all the Senior Debt in full, then the holders of such Debentures will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of such Debentures are not required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:

•                the payments or distributions consist of securities issued by the Company or another company in connection with a plan of reorganization or readjustment; and

•                payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those Debentures.

Because of the subordination, if the Company becomes insolvent, holders of Senior Debt may receive more, ratably, and holders of each class of Debentures may receive less, ratably, than the Company’s other creditors. This type of subordination will not prevent an event of default from occurring under each of the applicable Indentures in connection with such Debentures.

With respect to each of the Indentures, any modification or amendment of such Indentures may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the applicable Debentures relating to the subordination of such Debentures in a manner that would adversely affect the holders of Senior Debt.

None of the Indentures place a limitation on the amount of Senior Debt that the Company may incur.

Concerning the Indenture Trustee

The indenture trustee has all the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in case of a default, the indenture trustee is under no obligation to exercise any of the powers under the Indentures at the request, order or direction of any holders of Debentures unless offered reasonable indemnification.

From time to time, the Company and certain of its subsidiaries maintain deposit accounts and conduct other banking transactions, including lending transactions, with the indenture trustee in the ordinary course of business.

Governing Law

Each of the Indentures and each class of Debentures are governed by, and construed in accordance with, the internal laws of the Commonwealth of Puerto Rico.